UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2004

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 263-1955

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 17, 2004, the Registrant’s Chief Operations Officer, Michael J. Saporito, has resigned from his position and is no longer employed by the Registrant or Ohio Legacy Bank, N.A., the Registrant’s subsidiary. Mr. Saporito’s departure is voluntary to pursue other opportunities. As a result of his resignation, Mr. Saporito’s Change of Control Severance Agreement with the Registrant’s subsidiary is terminated.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective September 18, 2004, the Registrant’s Chief Operations Officer, Michael J. Saporito, has been removed from Exhibit A to the Code of Ethics For Senior Financial Officers of Ohio Legacy Corp due to his voluntary termination of employment with the Registrant’s subsidiary.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
14	Code of Ethics For Senior Financial Officers of Ohio Legacy Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP
(Registrant)

Date: September 17, 2004

/s/ ERIC S. NADEAU
Eric S. Nadeau
Chief Financial Officer and Treasurer